Exhibit (N)

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Post-Effective Amendment to Registration Statement No. 033-57792 on Form N-6 of our report dated April 14, 2025, relating to the financial statements and financial highlights of each of the Sub-Accounts of VEL II Account of Commonwealth Annuity and Life Insurance Company appearing in Form N-VPFS of VEL II Account of Commonwealth Annuity and Life Insurance Company for the year ended December 31, 2024 and to the references to us under the headings “Independent Registered Public Accounting Firm” and “Experts” in the Statement of Additional Information, which is part of such Registration Statement.

/s/ Deloitte & Touche LLP

Boston, Massachusetts

April 17, 2025

Consent of Independent Auditor

We consent to the incorporation by reference in this Post-Effective Amendment to Registration Statement No. 033-57792 on Form N-6 of our report dated April 1, 2025, relating to the statutory-basis financial statements and of Commonwealth Annuity and Life Insurance Company appearing in Form N-VPFS of VEL II Account of Commonwealth Annuity and Life Insurance Company for the year ended December 31, 2024 and to the references to us under the headings “Independent Auditor” and “Experts” in the Statement of Additional Information, which is part of such Registration Statement.

/s/ Deloitte & Touche LLP

Boston, Massachusetts

April 17, 2025